Exhibit 31.3

CERTIFICATION

I, Steven R. Gardner, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of Pacific Premier Bancorp, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 3, 2020	s/ Steven R. Gardner
Steven R. Gardner
Chairman, President and Chief Executive Officer